SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 16, 2007
Date of Report (Date of earliest event reported)
Inter-Atlantic Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33721	20-8237170
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
400 Madison Ave.
New York, NY 10017
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code:
(212) 581-2000

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 8.01 Other Events
     On October 16, 2007, Inter-Atlantic Financial, Inc. (the “Company”) announced the closing of 1,110,300 Units (“Units”) pursuant to the underwriters’ over-allotment option in addition to the October 9, 2007 closing of its initial public offering for 7,500,000 Units for a total of 8,610,300 Units. Each unit consists of one ordinary share, par value $.0001, and one warrant. The units were sold at an offering price of $8.00, generating gross proceeds to the Company of $68,882,400. Morgan Joseph & Co. Inc. led the initial public offering. The Company’s units began trading on the American Stock Exchange on Wednesday, October 3, 2007. Total proceeds placed into trust were $68,515,928.
     A copy of the Press Release issued by the Company announcing the closing of the underwriters’ over-allotment option is attached hereto as Exhibit 99.1.
     On October 22, 2007, the Company announced that, commencing on October 23, 2007, the holders of the Company’s Units may elect to separately trade the common stock and warrants included in such Units. Those units not separated will continue to trade on the American Stock Exchange under the symbol IAN.U, and each of the common stock and the warrants will trade on the American Stock Exchange under symbols IAN and IAN.WS, respectively.
     A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Inter-Atlantic Financial, Inc. dated October 16, 2007
99.2	Press Release issued by Inter-Atlantic Financial, Inc. dated October 22, 2007
[signature on following page]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INTER-ATLANTIC FINANCIAL, INC.
By:	/s/ Andrew S. Lerner
Andrew S. Lerner
Chief Executive Officer

Dated: October 23, 2007

EXHIBIT INDEX

99.1	Press Release issued by Inter-Atlantic Financial, Inc. dated October 16, 2007

99.2	Press Release issued by Inter-Atlantic Financial, Inc. dated October 22, 2007